Exhibit 99.1

American Residential Properties, Inc. Adds Jay Byce as Senior Vice President Investments

SCOTTSDALE, Arizona, January 2, 2014 - American Residential Properties, Inc. (NYSE: ARPI) (the "Company") today announced that real estate industry veteran Jay Byce has joined the Company as Senior Vice President, Investments. In the role of Senior Vice President, Investments, Mr. Byce will be responsible for managing all aspects of the Company’s real estate investment activities, including sourcing, due diligence and closing.

“Jay is an ideal candidate to lead our investment team and oversee the continued growth of our portfolio,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “Jay comes to us from Colony Capital’s single-family rental REIT, and he has the experience necessary to manage our national acquisition platform. Jay has spent his entire career in real estate financing, development, acquisition and asset management, which provides a well-rounded perspective on the critical elements of our investment activities. As Senior Vice President, Investments at American Residential Properties, Jay will be working closely with our large and established broker network to source acquisitions, as well as identifying new sourcing opportunities across our key markets.”

Mr. Byce has 15 years of experience in the real estate industry and joins American Residential Properties, Inc. from Colony American Homes, LLC, where he served as Managing Director responsible for leading asset acquisitions for five regions in Colony Capital’s single-family rental REIT. In this role, Mr. Byce managed underwriting, acquisitions and disposition activities for Colony American Homes. In addition, he was responsible for pioneering a Build-to-Rent strategy, resulting in a substantial acquisition pipeline of new properties. While at Colony Capital, Mr. Byce was also a Portfolio Manager for Colony AMC Opco, LLC, where he was responsible for managing more than $1 billion in distressed commercial debt and REO assets with concentrations in hotels, convenience stores, office buildings, retail centers and commercial land. Earlier in his career, Mr. Byce founded and managed Redcoat Inc., a commercial and residential property development company, and also served as a Vice President in the Atlanta Real Estate Division of Regions Bank. Mr. Byce has a B.B.A. degree in International Business Finance from the University of Georgia.

About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a real estate investment trust (REIT) for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include references to working with our broker network to source acquisitions and identifying new sourcing opportunities. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission. All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SOURCE: American Residential Properties, Inc.

INVESTOR CONTACT:	American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer
ir@americanresidentialproperties.com
480-474-4800

MEDIA CONTACT:	Financial Profiles, Inc.
Tony Rossi
trossi@finprofiles.com
310-622-8221